Exhibit 3.5

CYPRESS SHARPRIDGE INVESTMENTS, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter of Cypress Sharpridge Investments, Inc., a Maryland corporation (the “Company”), is hereby amended, as of the Effective Time (as defined below), to decrease the par value of the shares of Common Stock of the Company issued and outstanding immediately prior to the Effective Time from $0.03 per share to $0.01 per share.

SECOND: The amendment to the charter of the Company as set forth above has been duly approved by a majority of the entire Board of Directors of the Company as required by law. Although, the amendment set forth herein is limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders of the Company, the stockholders holding a majority of the outstanding shares of Common Stock of the Company approved this amendment.

THIRD: There has been no increase in the authorized stock of the Company effected by the amendment to the charter of the Company as set forth above.

FOURTH: These Articles of Amendment shall be effective at 12:02 a.m. EDT on May 28, 2008 (the “Effective Time”).

FIFTH: The undersigned Chief Executive Officer and President acknowledges these Articles of Amendment to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this 27th day of May, 2008.

ATTEST:		CYPRESS SHARPRIDGE INVESTMENTS, INC.

By:	/s/ Thomas A. Rosenbloom	By:	/s/ Kevin E. Grant
Name:	Thomas A. Rosenbloom	Name:	Kevin E. Grant
Title:	Secretary	Title:	Chief Executive Officer and President